SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                       TANGRAM ENTERPRISE SOLUTIONS, INC.
                (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                     [TANGRAM(R) ENTERPRISE SOLUTIONS LOGO]
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             -- December 10, 2003 --

Dear Tangram Shareholder:

You are invited to attend the Tangram Enterprise Solutions, Inc. 2003 annual meeting of shareholders on Thursday, December 10, 2003, at the Marriott Courtyard, 102 Edinburg Drive, Cary, North Carolina 27511 at 10:00 a.m. Eastern time. You will find directions to the meeting on the last page.

Only shareholders who owned stock at the close of business on November 3, 2003 can vote at this meeting or any adjournments that may take place. At the meeting, we will elect seven directors, vote on the ratification of our appointment of Ernst & Young LLP as independent auditors in 2003, and attend to any other business properly presented at the meeting. We also will report on our 2002-2003 business results and other matters of interest to our shareholders. You will have an opportunity at the meeting to ask questions, make comments and meet our management team.

No admission tickets are required.

Our board of directors is a vital resource. No matter how many shares you hold, we consider your vote important and we encourage you to complete, sign, date and vote on the enclosed proxy promptly, regardless of whether you expect to attend the meeting. A prepaid return envelope is enclosed for your convenience. If you are present at the meeting, you may vote in person even if you already have sent in your proxy.

This proxy statement, accompanying proxy card, and 2002 Annual Report on Form 10-K are being mailed to shareholders beginning approximately November 18, 2003, in connection with the solicitation of proxies by the board of directors.

Please contact John N. Nelli, Chief Financial Officer and Secretary, at (919) 653-6000 with any questions or concerns.

Sincerely,


/s/ NORMAN L. PHELPS                                /s/ JOHN N. NELLI

Norman L. Phelps                                    John N. Nelli
Chief Executive Officer                             Chief Financial Officer
                                                    and Secretary

November 18, 2003

--------------------------------------------------------------------------------
                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q:   Who is soliciting your proxy?
A: The Board of Directors of Tangram Enterprise Solutions, Inc. ("Tangram", which may be referred to as "we", "us" or "our") is soliciting your proxy for the Annual Meeting of Shareholders to be held at 10:00 a.m. on Wednesday, December 10, 2003 at the Marriott Courtyard, 102 Edinburg Drive, Cary, North Carolina 27511, and at any adjournment of the meeting.

Q:   Who is entitled to vote?
A: Shareholders of record as of the close of business on November 3, 2003, may vote at the Annual Meeting.

Q:   How many shares can vote?
A: On November 3, 2003, the record date for determining shareholders entitled to vote at the Annual Meeting, there were 19,802,439 common shares and 3,000 series F preferred shares issued, outstanding and entitled to vote. Each common shareholder may cast one vote for each share of common stock owned. On certain voting matters in which the series F preferred shareholders have a separate class vote, each series F preferred shareholder may cast one vote for each share of series F preferred stock owned. In all other voting matters in which the series F preferred shareholders vote together with the common shareholders, each series F preferred share may cast one vote for each common share into which a preferred share may be converted. Each series F preferred share is convertible into 500 common shares.

Q:   What may I vote on?
A: You may vote on the election of seven directors who have been nominated to serve on our board of directors and on the ratification of appointment of Ernst & Young LLP as independent auditors in 2003.

Q:   How will directors be elected?
A: The seven board nominees who receive the highest number of affirmative votes will be elected as directors. Abstentions and broker non-votes (as described below) would not be taken into account in determining the outcome of the election.

Q: What is the vote required to ratify the appointment of Ernst & Young LLP as independent auditors in 2003?
A: To be approved, this matter must receive the affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting. Abstentions and broker non-votes (as defined below) would have no effect on this matter.

Q:   How does the board recommend I vote on each of the proposals?
A: The board recommends a vote FOR each nominee and FOR the ratification of appointment of Ernst & Young LLP as independent auditors in 2003.

Q:   How do I vote?
A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided.

     If you sign your proxy card but do not mark any boxes showing how you wish to vote, Norman L. Phelps and John N. Nelli (or any substitute that they may appoint), will vote your shares as recommended by the board of directors.


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                         QUESTIONS AND ANSWERS (cont'd.)
--------------------------------------------------------------------------------

Q:   What if I hold my shares in a brokerage account?
A: If you hold your shares through a broker, bank or other nominee, you will receive a voting instruction form directly from your broker, bank or other nominee describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

     o    by telephone,
     o    via the Internet, or
     o    by returning the form to your broker.

     Your vote by telephone or the Internet will save us money. Remember, if you vote by telephone or the Internet, do not return your vote/instruction form.

Q:   What if I want to change my vote?
A: You may change your vote and revoke your proxy at any time before the meeting by any of the following three ways:

     o    notifying our chief financial officer, John N. Nelli, in writing,
     o    voting in person at the meeting, or
     o    submitting a proxy card with a later date.

     If you hold your shares through a broker, bank or other nominee and wish to vote at the meeting, you must obtain a legal proxy from the nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you hold your shares directly and wish to vote at the meeting, no additional forms will be required. Merely attending the meeting does not mean that you have revoked your proxy.

Q:   Who will count the votes?
A: One or more of our representatives will count the votes and act as the judge of elections.

Q:   What does it mean if I get more than one proxy card?
A: Your shares may be registered differently or may be in more than one account. We encourage you to have all accounts registered in the same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent at:

         Mellon Investor Services LLC
         85 Challenger Road
         Ridgefield Park, NJ 07660
         Toll-free telephone: 1-800-851-9677

     If you provide Mellon with photocopies of the proxy cards you receive or the account numbers that appear on the proxy cards, it will be easier for Mellon to combine your accounts.

     You can also find information on transferring shares and other useful shareholder information on Mellon's website at www.melloninvestor.com.

Q:   What is a quorum?
A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.


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                         QUESTIONS AND ANSWERS (cont'd.)
--------------------------------------------------------------------------------


Q:   What is the effect if I abstain or fail to give instructions to my broker?
A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

     Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks and brokers or other nominees holding shares on behalf of a shareholder do not receive voting instructions from the shareholder by a specified date before the meeting. In this event, banks, brokers and other nominees may vote those shares on matters deemed routine such as the election of directors. Banks, brokers or other nominees will not be able to vote on other proposals considered non-routine without instructions from the shareholder. This will result in a "broker non-vote" on that matter equal to the number of shares for which they do not receive specific voting instructions.

     Broker non-votes and abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is treated the same as an abstention.

Q:   Who can attend the meeting?
A: All shareholders who owned shares as of the record date, November 3, 2003, are encouraged to attend the meeting. Admission tickets are not required.

Q:   How are you soliciting proxies?
A: In addition to the use of the mails, proxies may be solicited in person or by telephone by our employees.

Q:   Are there any expenses associated with collecting the shareholder votes?
A: We will pay the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our shareholders. We do not anticipate hiring an agency to solicit votes at this time.

Q:   What is a shareholder proposal?
A: A shareholder proposal is your recommendation or requirement that we or our board of directors take action on a matter that you intend to present at a meeting of shareholders. However, under the proxy rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:   Can anyone submit a shareholder proposal?
A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of our common stock for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.


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                         QUESTIONS AND ANSWERS (cont'd.)
--------------------------------------------------------------------------------

Q: If I wish to submit a shareholder proposal for inclusion in the proxy statement for the annual meeting in 2004, what action must I take?
A: If you wish us to consider including a shareholder proposal in the proxy statement for the annual meeting in 2004, you must submit the proposal, in writing, so that we receive it no later than July 21, 2004 or, if the date of the 2004 annual meeting is more than 30 days from the date of this year's annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy material. The proposal must meet the requirements established by the Securities and Exchange Commission (the "SEC"). Send your proposal to:

         John N. Nelli
         Chief Financial Officer
         Tangram Enterprise Solutions, Inc.
         11000 Regency Parkway, Suite 301
         Cary, North Carolina 27511-8504

     If you wish to present a proposal at the annual meeting in 2004 that has not been included in the proxy statement, the management proxies will be allowed to use their discretionary voting authority unless notice of your proposal has been received by Tangram no later than October 4, 2004 or, if the date of the 2004 annual meeting is more than 30 days from the date of this year's annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy material.

Q:   Who are the largest Tangram shareholders?
A: Safeguard Scientifics, Inc., our largest shareholder, beneficially owns 57.8%; David P. Kennealy, a director, beneficially owns 8.3% (Mr. Kennealy's ownership includes 1,760,543 shares owned by TBBH Investments Europe AG and Mr. Kennealy is the sole shareholder of Aisling Management Services Ltd., the ultimate parent entity of TBBH Investments Europe AG; Axial Investments and Trading Limited beneficially owns 5.5%; Steven F. Kuekes, founder and former senior vice president and chief technology officer, beneficially owns 4.4%; and all directors and executive officers as a group beneficially own 10.9% of our outstanding common stock, assuming the conversion of our series F preferred stock. As of November 3, 2003, no other shareholder owned more than 5% of our common stock.


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

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                              ELECTION OF DIRECTORS
                            Item 1 on the proxy card
--------------------------------------------------------------------------------

Directors are elected annually and serve a one-year term. All of the nominees are currently serving as directors. Each nominee has consented to serve until the next annual meeting if elected, or until his successor is elected and qualified. You will find detailed information on each nominee below. If any director is unable to stand for election after distribution of this proxy statement, the board may reduce its size. The board of directors knows of no reason why the nominees shall be unable to serve, but if that shall be the case, proxies will be voted for the election of such substitutes as the board may nominate.

The board recommends a vote FOR each nominee. The seven nominees who receive the highest number of affirmative votes will be elected as directors.

--------------------------------------------------------------------------------
CHRISTOPHER J. DAVIS                                         Director since 2002
Age 51

Mr. Davis has served as chairman of our board of directors since September 2002. Mr. Davis has served as managing director and chief financial officer of Safeguard Scientifics, Inc., a leader in building and operating technology companies, since January 2002, and as executive vice president and chief financial officer from August 2001 after joining Safeguard as vice president, strategic development in March 2000. Prior to joining Safeguard, Mr. Davis served for three years as president and chief executive officer of LFC Financial Corporation, a privately held financial services company engaged in complex financing transactions, and as chief financial officer for the preceding nine years. Mr. Davis began his career at Coopers & Lybrand as a certified public accountant and has also been an independent consultant for early stage, technology-oriented companies. Mr. Davis is a director of eMerge Interactive, Inc., a leading business-to-business electronic commerce company.

--------------------------------------------------------------------------------
Norman L. Phelps                                             Director since 2000
Age 65

Mr. Phelps has served as our president and chief executive officer since December 31, 1999. Prior to joining us, Mr. Phelps held the position of chief information officer at Blue Cross & Blue Shield of North Carolina, a health insurance company, from June 1995 to September 1999. Prior to that, he was chief executive officer of National Liberty Corp., a personal insurance company. Previously, Mr. Phelps served as executive vice president of Colonial Penn Group based in Philadelphia, Pennsylvania and also served as president of the Colonial Penn Group Information Systems Data Corporation.

--------------------------------------------------------------------------------
Jonathan Costello.                                           Director since 2001
Age 32

Mr. Costello has served as director of private equity services for SSG Capital Advisors, L.P., an investment banking firm that specializes in advising mid-sized businesses, since June 2003. Prior to that, Mr. Costello served as a vice president of Safeguard Scientifics, Inc., a leader in building and operating technology companies, from January 2000 to June 2003 after joining Safeguard in August 1999. Prior to that, Mr. Costello had been managing director and chief financial officer of Allied Resource Corporation, a company that invests in and operates businesses that are commercializing novel processing technologies.

--------------------------------------------------------------------------------


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

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                         ELECTION OF DIRECTORS (cont'd.)
                            Item 1 on the proxy card
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DAVID P. KENNEALY                                            Director since 2002
Age 53

Mr. Kennealy has served as the chairman and director of Durovest 17 Limited, a management consulting company, since February 2003. Prior to that, Mr. Kennealy served as chief executive of Axiam Holdings Limited, the private equity and corporate services subsidiary of PSG Investment Bank Holdings Limited, a South African investment bank, from April 2001 to January 2003. Prior to that, Mr. Kennealy served as chief executive of Foodcorp Limited, a former subsidiary of Malbak Limited and a holding company of the Simba, Renown, Enterprise, Nola and Glenryck brand names. Mr. Kennealy is chairman of Cullinan Industrial Porcelain Limited in South Africa, and Battery Imports Limited and Aisling Manangement Services Limited in the United Kingdom.

--------------------------------------------------------------------------------
JOHN F. OWENS                                                Director since 1992
Age 62

Mr. Owens served as our chairman of our board from December 1999 to September 2002. Mr. Owens is president of Solo Systems, Inc., a management consulting firm, and president of Implementation and Consulting Services, Inc., a systems software services company.

--------------------------------------------------------------------------------
CARL G. SEMPIER                                              Director since 1992
Age 72

Mr. Sempier is a self-employed business consultant. He has served as founder, chairman and CEO of a number of information technology and industrial firms. He currently serves as a director of ALD Vacuum Technologies, AG, a leading global solutions provider of vacuum furnace technologies, director of S.C. Weaver Industries, an owner/operator of farmers markets in southeastern Pennsylvania, director of the Chester County Airport Authority and sole trustee of The Musser Foundation.

--------------------------------------------------------------------------------
FRANK P. SLATTERY, JR.                                       Director since 2002
Age 66

Mr. Slattery has served as president of Quintus Corporation, an originator of new companies utilizing science from several universities, since June 1994. Prior to that Mr. Slattery served as a director, president and chief executive officer of LFC Financial Corporation, a privately held financial services company engaged in complex financing transactions. Mr. Slattery is a director of Chromavision Medical Systems, Inc., a leading provider of automated cell-imaging systems and manufacturer of the ACIS(R) digital microscope system, and serves as a director or chairman of eleven private companies. Mr. Slattery is a trustee of the Jefferson Health System and The Franklin Institute and the chairman of the board of the Main Line Health Systems.

--------------------------------------------------------------------------------


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

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                  BOARD OF DIRECTORS -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

Meetings of the board: The board of directors held eight (8) meetings in 2002. Each of the incumbent directors attended at least 75% of the aggregate of the total number of meetings held by the board and all committees of the board on which he served during the period in which he served as a director.

Annual and Meeting Attendance Fees: Directors who are employees of Tangram or Safeguard receive no compensation other than their normal salary for serving on the board or its committees. Directors who are not employees of Tangram or Safeguard receive:

o    $1,000 for each board meeting attended,
o    $500 for each committee meeting attended,
o    $500 for each telephonic meeting attended, and
o    reimbursement of out-of-pocket expenses.

Stock Options: Directors who are not employees of Tangram or Safeguard are eligible to receive stock option grants at the discretion of the compensation committee. Directors' initial option grants generally have a 10-year term and vest 25% each year commencing on the first anniversary of the grant. Performance-based grants vest 25% immediately and 25% on the first, second, and third anniversaries of the date of grant. The exercise price is equal to the fair market value of a share of Tangram's common stock on the grant date.

In September 2002, Messrs. Kennealy and Slattery each received a grant to purchase 20,000 shares of Tangram common stock at an exercise price of $0.34 per share.


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

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                        BOARD COMMITTEE MEMBERSHIP ROSTER
--------------------------------------------------------------------------------

The Board of Directors has three standing Committees: an Audit Committee, a Compensation Committee and an Executive Committee. The Board of Directors does not have a nominating committee or a committee performing a similar function. The following table describes the membership of the three standing Committees and the number of meetings held by each of these Committees.

--------------------------------------------------------------------------------
                                                Audit   Compensation   Executive
--------------------------------------------------------------------------------
Meetings held in 2002                             7           6            1
--------------------------------------------------------------------------------
Jonathan Costello                                             x
--------------------------------------------------------------------------------
Christopher J. Davis (1)                                                   x*
--------------------------------------------------------------------------------
David P. Kennealy (2)                             x
--------------------------------------------------------------------------------
John F. Owens (3)                                 x
--------------------------------------------------------------------------------
Norman L. Phelps                                                           x
--------------------------------------------------------------------------------
Carl G. Sempier                                   x*         x
--------------------------------------------------------------------------------
Frank P. Slattery, Jr. (1)                        x          x
--------------------------------------------------------------------------------
Carl Wilson (4)                                   x          x*            x
--------------------------------------------------------------------------------

* Chairperson

(1) Messrs. Davis and Slattery joined the respective committees effective July 15, 2002.
(2)  Mr. Kennealy joined the audit committee effective September 12, 2002.
(3) Mr. Owens served as a member of the Compensation and the Executive Committee until July 2002.
(4) Mr. Wilson, who is not standing for re-election, will serve as a member of these committees until the annual meeting.


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

Audit Committee: recommends the hiring and retention of our independent certified public accountants, discusses the scope and results of our audit with the independent certified public accountants, reviews with management and the independent certified public accountants the interim and year-end operating results, considers the adequacy of our internal accounting controls and audit procedures and reviews the non-audit services to be performed by the independent certified public accountants. Our Audit Committee currently consists of David P. Kennealy, John F. Owens, Carl G. Sempier, Frank P. Slattery, Jr. and Carl Wilson, each of whom is an "independent director" as defined in Rule 4200(a)(14) of the NASD's listing standards other than Mr. Kennealy (who is the sole shareholder of Aisling Management Services, Ltd., the ultimate parent entity of TBBH Investments Europe AG); the Board has made the determination that it is in the best interests of Tangram and its shareholders that Mr. Kennealy continue to serve as a member of the Audit Committee even though he may not be considered an independent director. Prior to September 12, 2002, our Audit Committee consisted of John F. Owens, Carl G. Sempier, Frank P. Slattery, Jr., and Carl Wilson. Prior to July 15, 2002, our Audit Committee consisted of James A. Ounsworth, John F. Owens, Carl G. Sempier and Carl Wilson(1). We accepted the resignation of James A. Ounsworth from the Board as of July 15, 2002.

Compensation Committee: reviews and approves management's recommendations for compensation paid to executive officers and administers our stock option plans. Our Compensation Committee currently consists of Jonathan Costello, Carl G. Sempier, Frank P. Slattery, Jr. and Carl Wilson(1). Prior to July 15, 2002, our Compensation Committee consisted of Jonathan Costello, John F. Owens, Carl G. Sempier, and Carl Wilson

Executive Committee: acts upon all matters with respect to the management of our business and affairs, except that its authority to authorize transactions is limited to a maximum of $5,000,000 in the aggregate between board meetings. Our Executive Committee currently consists of Christopher J. Davis, Norman L. Phelps and Carl Wilson(1). Prior to July 15, 2002, our Executive Committee consisted of John F. Owens, Norman L. Phelps and Carl Wilson.

(1) Mr. Wilson, who is not standing for re-election, will serve as a member of these committees until the annual meeting.


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                STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                        and GREATER THAN 5% SHAREHOLDERS
--------------------------------------------------------------------------------

The following table sets forth certain information regarding beneficial ownership of our common stock as of November 3, 2003 by:

     o each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding share of our common stock;
     o each of our directors and our executive officers named in the summary compensation table; and
     o    all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise noted, we believe that all persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them. All figures include shares of our common stock issuable upon exercise of options exercisable within 60 days of November 3, 2003. These options are deemed to be outstanding and to be beneficially owned by the person holding them for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

--------------------------------------------------------------------------------------------------------------
                                            Shares            Options         Shares Beneficially
                                          Beneficially   Exercisable Within      Owned Assuming     Percent of
                    Name                     Owned            60 Days         Exercise of Options     Shares
--------------------------------------------------------------------------------------------------------------
Safeguard Scientifics, Inc. (1)             12,316,604                    0            12,316,604        57.8%
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
--------------------------------------------------------------------------------------------------------------
David P. Kennealy (2)                        1,760,543                5,000             1,765,543         8.3%
--------------------------------------------------------------------------------------------------------------
Axial Investments and Trading Ltd.           1,165,000                    0             1,165,000         5.5%
Lord Coutanche House
66/68 Esplanade
St. Helier, Jersey C.I.
--------------------------------------------------------------------------------------------------------------
Steven F. Kuekes (3)                           939,727                    0               939,727         4.4%
--------------------------------------------------------------------------------------------------------------
Christopher J. Davis                                 0                    0                     0            *
--------------------------------------------------------------------------------------------------------------
Norman L. Phelps                                30,200              167,800               198,000            *
--------------------------------------------------------------------------------------------------------------
Jonathan Costello                                    0                    0                     0            *
--------------------------------------------------------------------------------------------------------------
John F. Owens                                        0               23,000                23,000            *
--------------------------------------------------------------------------------------------------------------
Carl G. Sempier                                      0               23,000                23,000            *
--------------------------------------------------------------------------------------------------------------
Frank P. Slattery, Jr.                          52,000                5,000                57,000            *
--------------------------------------------------------------------------------------------------------------
Carl Wilson (5)                                      0               29,000                29,000            *
--------------------------------------------------------------------------------------------------------------
Ronald R. Nabors                                 7,500               78,750                86,250            *
--------------------------------------------------------------------------------------------------------------
John N. Nelli                                    7,000              170,525               177,525            *
--------------------------------------------------------------------------------------------------------------
John E. Charnovich (4)                               0               25,000                25,000            *
--------------------------------------------------------------------------------------------------------------
Executive officers and directors as a
  group (11 persons)                         1,857,243              527,075             2,384,318        10.9%
--------------------------------------------------------------------------------------------------------------

*    Less than 1% of our outstanding shares of common stock

     Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except as otherwise disclosed.

(1) Safeguard Scientifics, Inc. includes 10,816,604 shares held by Safeguard Scientifics (Delaware), Inc. and 3,000 Series F preferred shares held by Safeguard Delaware, Inc., both are wholly owned subsidiaries of Safeguard Scientifics, Inc. The Series F preferred shares are convertible into 1,500,000 shares of common stock, which are included in this table on an as-converted basis.


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

(2) The number of shares listed opposite Mr. Kennealy's name includes 1,760,543 shares owned by TBBH Investments Europe AG. Mr. Kennealy is the sole shareholder of Aisling Management Services Ltd., the ultimate parent entity of TBBH Investments Europe AG.
(3) Mr. Kuekes resigned as senior vice president and chief technology officer and as a member of the board effective May 28, 2002.
(4) Mr. Charnovich served as our senior vice president and chief information officer from May 28, 2002 until his termination on October 3, 2003.
(5) Mr. Wilson, who is not standing for re-election, will serve as a member of the Board until the annual meeting.

Shares Owned by Directors and Officers in Safeguard Scientifics, Inc.:

Safeguard Scientifics, Inc. is the parent corporation of Tangram as Safeguard owns 57.8% of our outstanding common stock (assuming the conversion of the series F preferred stock). As of November 3, 2003, our executive officers and directors as a group beneficially owned less than 1% of Safeguard stock.

Certain Relationships and Related Transactions

During 2002, we had a $3 million unsecured revolving line of credit with Safeguard Scientifics, Inc. Terms of the line of credit required monthly interest payments at the prime rate plus 1%. Principal was due 13 months after the date of demand by Safeguard or earlier in the event of a sale of all or substantially all of our assets, a business combination or upon the closing of a debt or equity offering. During 2002, we incurred interest costs of $39,000 under the revolving line of credit with Safeguard.

On February 13, 2003, we modified the terms of its $3 million unsecured revolving line of credit with Safeguard and its $1.2 million unsecured non-interest bearing Promissory Note to TBBH Investments Europe AG ("TBBH") (the successor in interest to Axial Technology Holding AG).

Under the terms of the new agreement, we issued to Safeguard Delaware, Inc. ("Safeguard Delaware"), a wholly owned subsidiary of Safeguard, a new $1.35 million unsecured, variable rate Revolving Note (the "Revolving Note") and a $650,000 unsecured, variable rate Demand Note (the "Safeguard Demand Note") (described below). The Revolving Note and the Safeguard Demand Note replace the previously existing $3 million unsecured revolving line of credit, of which $1.3 million was outstanding at the time of replacement, provided to us by Safeguard. Amounts outstanding under the Revolving Note bear interest at an annual rate equal to the prime rate of PNC Bank, N.A. plus 1%, payable quarterly in arrears on the first business day of January, April, July and October. We may from time to time borrow, repay and reborrow up to $1.35 million outstanding under the Revolving Note through February 13, 2004, at which time the Revolving Note may be renewed by Safeguard Delaware at its sole discretion. Safeguard Delaware was required to notify us by November 13, 2003, whether or not Safeguard Delaware would renew the Revolving Note on February 13, 2004. On November 3, 2003, Safeguard Delaware notified us of their intentions not to renew the Revolving Note upon its expiration on February 13, 2004. As of November 3, 2003, there were no outstanding borrowings under the Revolving Note with Safeguard. If during the remaining term of the Revolving Note we were to borrow under the Revolving Note, we will be required to repay all such outstanding borrowings and accrued but unpaid interest by August 13, 2004. In addition, repayment of the Revolving Note may occur earlier in the case of a sale of all or substantially all of the assets of the Company, a business combination or upon the closing of a debt or equity offering in excess of $2.5 million.

On March 1, 2001, pursuant to an Asset Purchase Agreement dated February 13, 2001, we issued 3,000,000 shares of its common stock and $1.5 million in unsecured non-interest bearing Promissory Notes ("Notes") to Axial Technology Holding AG ("Axial"). The Notes required the payment of $300,000, $500,000, and


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$700,000 on the first, second, and third anniversaries, respectively, of the
Asset Purchase Agreement. With respect to the first note payment, we could elect to provide, in lieu of cash, a number of shares of its common stock equivalent in aggregate value to the amount of such cash payment, the value of each such share to be deemed equal to 80% of the average NASDAQ closing price during the 20 trading days immediately prior to the relevant note payment date. On March 1, 2002 we issued 381,098 shares of our common stock in lieu of the first note payment due on March 1, 2002.

Concurrent with the modification of the terms of the $3 million unsecured revolving line of credit with Safeguard, we issued to TBBH a $1.2 million unsecured variable rate Demand Note (the "TBBH Demand Note") in replacement of the existing $1.2 million unsecured non-interest bearing Promissory Note, of which $500,000 was due on February 13, 2003. Amounts outstanding under both the $1.2 million TBBH Demand Note and the $650,000 Safeguard Demand Note bear interest at an annual rate equal to the announced prime rate of PNC Bank, N.A. plus 1%, payable quarterly in arrears on the first business day of January, April, July and October. However, interest shall accrue only on $500,000 of the principal of the TBBH Demand Note until the first anniversary of the date of the TBBH Demand Note and thereafter shall accrue interest on the entire outstanding principal. All outstanding principal and accrued but unpaid interest on each of the Safeguard Demand Note and the TBBH Demand Note is due and payable six months after the date of demand by Safeguard and/or TBBH, however, such demand shall not occur earlier then February 13, 2004. We are required to notify Safeguard or TBBH of the other party's demand for payment. Except for payments made on demand by only one lender (either Safeguard or TBBH), any payments on the Demand Notes shall be made pro rata as between Safeguard and TBBH. The outstanding principal amount of the Demand Notes may be prepaid in whole or in part upon notice to Safeguard and TBBH at any time or from time to time without any prepayment penalty or premium; provided, however, that there are no amounts outstanding under the Revolving Note. Repayment of the Demand Notes may occur earlier in the case of a sale of all or substantially all of the assets of the Company, a business combination or upon the closing of a debt or equity offering in excess of $2.5 million; provided, however, that any repayment will be applied first to the repayment of the then outstanding obligations under the Revolving Note and then to the repayment of the then outstanding obligations under the Demand Notes.

Safeguard is the majority shareholder of CompuCom Systems, Inc., holding approximately 60% of CompuCom's outstanding voting securities. CompuCom Systems, Inc. has been a reseller of our Asset Insight product since 1996. During the year ended December 31, 2002, we recognized revenue of $193,500 from CompuCom Systems, Inc. associated with their purchase and resale of our products and related implementation services and annual maintenance contracts. As of December 31, 2002, CompuCom Systems, Inc. has an outstanding receivable with us of $131,600.

Section 16(a) Beneficial Ownership Reporting Compliance:

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors, officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of such securities with the SEC and Nasdaq. Directors, officers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms and information furnished to us, we believe that during the 2002 fiscal year all filing requirements applicable to our directors, officers and greater than 10% beneficial owners were satisfied.


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--------------------------------------------------------------------------------
                             STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The following graph compares the cumulative total return on our common stock for the period from December 31, 1997, through December 31, 2002, with the cumulative total return on the Nasdaq Composite Index and the peer group index for the same period. The peer group consists of SIC Code 737--Computer Programming and Data Processing Services. The comparison assumes that $100 was invested in our common stock on December 31, 1997, and in each of the comparison indices, and assumes reinvestment of dividends. We have historically reinvested earnings in the growth of our business and have not paid cash dividends on our common stock.

    [DATA BELOW IS REPRESENTED BY A GRAPHICAL CHART IN THE ORIGINAL REPORT]

                                         1997   1998   1999   2000   2001   2002
--------------------------------------------------------------------------------
Peer Group                                100    169    324    172    140     92
Nasdaq                                    100    141    249    156    125     87
Tangram                                   100     61    120      6     14      5


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                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

COMPENSATION PHILOSOPHY

Our mission is to succeed in a highly competitive business and achieve maximum returns for our shareholders by delivering proven asset management software and services that center around the tough business issues our customers grapple with every day. Tangram's mission is to provide long-term solutions and support that target real problems and to evolve with our customers' ever-changing business environments.

Our philosophy is to align the compensation of senior management and other employees with that mission and the long-term interests of our shareholders. This philosophy also helps us to:

o attract and retain outstanding employees who can thrive in a competitive environment of continuous change,
o    promote among our employees the economic benefits of stock ownership,
o motivate and reward employees who, by their hard work, loyalty and exceptional service, make contributions of special importance to the success of our business, and
o balance elements of the compensation programs to reflect our financial, customer-oriented and strategic goals.

COMPENSATION STRUCTURE

The compensation of our executives consists of:

o    base salary,
o    annual cash incentives, and
o    stock options.

Base Pay

Base pay is established initially on a subjective analysis of a combination of factors, including a review of various published salary surveys, and certain other factors including experience and achievements of the individual and the level of responsibility assumed at Tangram. Salary increases are awarded based on subjective factors, including:

o    the level of achievement of financial and strategic objectives,
o individual performance and contributions to the achievement of our objectives, and
o maintaining a compensation level consistent with small high-tech, high growth companies with less than $30,000,000 in revenues.

CEO's 2002 base pay. Mr. Phelps joined us in December 1999 as President and CEO. Mr. Phelps' base salary of $250,000 has remained the same since joining us.

Other highly compensated executives' 2002 base pay. Base pay for other executives was determined by subjective consideration of the factors discussed above and individual performance for each executive. Salary increases, if any, for our other highly compensated executives are based on their individual performance and contributions to the achievement of our objectives. Base pay for other executives remained the same as their 2001 level of compensation.


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Annual Cash Incentives

Annual cash incentives are intended to create an incentive for executives who significantly contribute to and influence our strategic plans and are responsible for our performance. Our primary objectives are to:

o focus executives' attention on revenue growth, profitability and strategic objectives,
o    encourage teamwork, and
o to align the executives' pay to corporate performance goals consistent with long-term goals of our shareholders.

Incentives are awarded based on achievement of annual financial and/or strategic goals and other subjective factors approved by the committee at the beginning of the year, which goals may include target ranges of:

o    revenues,
o    pretax earnings,
o    earnings per share,
o    cash management, or
o some other objective measurement consistent with long-term goals of our shareholders.

The committee determines a range of potential incentive amounts for each executive, stated as a percentage of base salary and based upon the executive's ability to impact our performance. Incentives are awarded at year-end based on the level of achievement of the goals compared to the target ranges established. The committee in its discretion may decide to give excess awards if our performance exceeds its financial objectives.

CEO's 2002 cash incentive. For 2002, Mr. Phelps was eligible for a cash incentive of 50% of his base salary. The cash incentive was based two-thirds on the achievement of specific financial goals and one-third on the achievement of specific personal goals determined by the committee. No cash bonus was paid in 2002.

Other highly compensated executives' 2002 cash incentives. For 2002, Messrs. Charnovich, Nabors and Nelli were eligible for a cash incentive of 30%, 12% and 40%, respectively, of their respective base salaries. Targets were determined for each of Messrs. Charnovich, Nabors and Nelli based on specific financial and personal goals and other subjective factors determined by the committee. For 2002, no cash bonuses were paid to Messrs. Charnovich, Nabors or Nelli.

Stock Options

Stock options are intended to align the interests of executives and key employees with the long-term interests of our shareholders and other investors and to encourage executives and key employees to remain in our employ. Grants are not made every year, but are awarded subjectively based on the following factors, including:

o    the individual's level of responsibility,
o    the amount and term of options already held by the individual, and
o the individual's contribution to the achievement of our financial and strategic objectives.


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Grants may be replaced to assist eligible employees in acquiring and retaining our stock. This program allows participants to receive a replacement option by certifying that:

o    the participant's stock ownership exceeds his or her ownership goal, or
o the participant is working toward achieving his or her ownership goal and has not sold and does not intend to sell more than 30% of the total number of shares acquired through exercise of options.

2002 Stock Option Awards. The committee granted stock options to Mr. Phelps for 56,700 shares at an exercise price of $0.91 per share, 15,000 shares to Mr. Nabors at an exercise price of $0.91 per share, 50,000 shares to Mr. Charnovich at an exercise price of $0.69 per share, 14,000 shares to Mr. Kuekes at an exercise price of $0.91 and 32,100 shares to Mr. Nelli at an exercise price of $0.91 per share.

IRS Limits on Deductibility of Compensation.

We are aware that Internal Revenue Code section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to any of the individuals named in the compensation tables that is not "performance based" as defined in section 162(m). Our policy is to qualify future compensation arrangements to ensure deductibility, except in those limited cases where shareholder value is maximized by an alternative approach.

Submitted by the compensation committee:

Carl Wilson (1), Chairman
Jonathan Costello
John F. Owens (2)
Frank P. Slattery, Jr. (3)
Carl G. Sempier

Date:  November 18, 2003

(1) Mr. Wilson, who is not standing for re-election, will serve as a member of this committee until the annual meeting.
(2)  Mr. Owens relinquished his seat on the committee effective July 15, 2002.
(3)  Mr. Slattery joined the committee effective July 15, 2002.

Compensation Committee Interlocks and Insider Participation

None of our executive officers served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on our compensation committee. None of our executive officers served as a director of another corporation, one of whose executive officers served on our compensation committee. None of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on our board.


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                   EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS
--------------------------------------------------------------------------------

              2002 Annual Compensation for Named Executive Officers

The following table presents information relating to the total compensation of our Chief Executive Officer and our four other most highly compensated executive officers for each of the fiscal years ending December 31, 2002, 2001 and 2000.

-----------------------------------------------------------------------------------------------------------------------------
                                                                                          Long-Term
                                                                                        Compensation
                                                  Annual Compensation                      Awards
-----------------------------------------------------------------------------------------------------------------------------
                                                                     Other Annual        Securities          All Other
    Name and Principal                                              Compensation         Underlying        Compensation
         Position             Year    Salary ($)      Bonus ($)         ($)(5)        Options/SARS (#)        ($)(6)
-----------------------------------------------------------------------------------------------------------------------------
Norman L. Phelps,             2002     $250,000         $    --           --               56,700              $  3,810
President and Chief
Executive Officer             2001      250,000          42,500           --               40,000                 7,795

                              2000      250,000          45,000           --                 --                   7,230
-----------------------------------------------------------------------------------------------------------------------------
Ronald R. Nabors,             2002     $237,848         $    --           --               15,000              $  1,290
Senior Vice President and
Chief Marketing Officer       2001      239,303           5,000           --                 --                   6,221
(1) (2)
                              2000       80,238              --           --               75,000                   288
-----------------------------------------------------------------------------------------------------------------------------
John N. Nelli,                2002     $170,000         $    --           --               32,100              $    450
Senior Vice President and
Chief Financial Officer       2001      170,000          22,500           --               25,000                 5,712

                              2000      170,000          47,667           --               50,000                 5,575
-----------------------------------------------------------------------------------------------------------------------------
John E. Charnovich,           2002     $ 95,652         $    --           --               50,000              $    175
Former Senior Vice
President and Chief
Information Officer (3)
-----------------------------------------------------------------------------------------------------------------------------
Steven F. Kuekes,             2002     $166,357         $    --           --               14,000              $160,819
Former Senior Vice
President and Chief           2001      160,000          14,000           --                 --                   6,144
Technology Officer (4)
                              2000      160,000          14,000           --                 --                   7,448
-----------------------------------------------------------------------------------------------------------------------------

Notes to Annual Compensation Table:

(1) Mr. Nabors joined us as senior vice president of worldwide sales and customer care on August 8, 2000. Mr. Nabors was promoted to senior vice president and chief marketing officer in September 2002.
(2) Includes sales commission earned in the amount of $67,845 for 2002, $70,966 for 2001 and $20,456 for 2000.
(3) Mr. Charnovich served as senior vice president and chief information officer from May 28, 2002 until his termination on October 3, 2003.
(4) Mr. Kuekes resigned as senior vice president and chief technology officer and as a member of the board of directors, effective May 28, 2002.
(5) Personal benefits do not exceed $50,000, or 10%, of the total annual salary and bonus for any executive.
(6)  For 2002, all other compensation includes the following:

                                                 Other      Life Insurance
                 Name                        Compensation    Premiums Paid
                 ----                        ------------   --------------
         Norman L. Phelps                        $   0         $ 3,810
         Ronald R. Nabors                            0           1,290
         John N. Nelli                               0             450
         John E. Charnovich                          0             175
         Steven F. Kuekes                      160,000 *           819

* Represents obligation due under Mr. Kuekes' severance and non-competition agreement.


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--------------------------------------------------------------------------------
                            2002 Stock Option Grants
--------------------------------------------------------------------------------

The following table relates to options to acquire our common stock, unless otherwise noted in the footnotes.

----------------------------------------------------------------------------------------------------------------------
                                                                                          Potential Realizable Value
                                                                                          at Assumed Annual Rates of
                                  Individual Grants                                        Stock Price Appreciation
                                                                                              for Option Term(1)
----------------------------------------------------------------------------------------------------------------------
                                             % of Total
                             Number of        Options/
                            Securities          SARS
                            Underlying       Granted to     Exercise or
                             Options/       Employees in     Base Price
                               SARs            Fiscal        ($/Sh)(3)     Expiration
          Name            Granted (#)(2)        Year                          Date          5% ($)         10% ($)
----------------------------------------------------------------------------------------------------------------------
Norman L. Phelps               56,700            7.4%           $0.91        2/04/12        $ 33,453       $ 87,885
----------------------------------------------------------------------------------------------------------------------
Ronald R. Nabors               15,000            2.0%           $0.91        2/04/12           8,850         23,250
----------------------------------------------------------------------------------------------------------------------
John N. Nelli                  32,100            4.2%           $0.91        2/04/12          18,939         49,755
----------------------------------------------------------------------------------------------------------------------
John E. Charnovich(4)          50,000            6.6%           $0.69        5/28/12          22,500         59,000
----------------------------------------------------------------------------------------------------------------------
Steven F. Kuekes (5)           14,000            1.8%           $0.91        2/04/12           8,260         21,700
----------------------------------------------------------------------------------------------------------------------

(1) These values assume that the shares appreciate at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of future stock price growth of Tangram. Executives will not benefit unless the common stock price increases above the stock option exercise price. The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing to $1.50 and $2.46, respectively, with respect to option grants to Messrs. Phelps, Nabors, Nelli and Kuekes, and $1.14 and $1.87, respectively, with respect to Mr. Charnovich's option grant.

(2) All options are to acquire common stock and have a term of 10 years. Generally options vest 25% on each of the first, second, third, and fourth anniversaries of the date of grant. However with respect to Mr. Charnovich's option award, the first 25% of the options vest at the date of grant and 25% vest on each of the second, third and fourth anniversaries of the date of grant. Options continue to vest and remain exercisable so long as Messrs. Phelps, Nabors, Nelli and Charnovich are employed by Tangram. The option exercise price may be paid in cash, by delivery of previously acquired shares (under certain conditions), or same-day sales (that is, cashless exercises). The compensation committee has the authority to modify the terms of outstanding options, including acceleration of the exercise date.

(3) All options have an exercise price equal to the fair market value of the shares subject to each option on the grant date.

(4) Mr. Charnovich served as senior vice president and chief information officer from May 28, 2002 until his termination on October 3, 2003.

(5) Mr. Kuekes resigned as senior vice president and chief information officer on May 28, 2002.


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          2002 Stock Option Exercises and Year-End Stock Option Values
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                               Number of Securities
                                                              Underlying Unexercised         Value of Unexercised
                                                                   Options/SARs            In-The-Money Options/SARs
                               Shares                         at Fiscal Year-End (#)       at Fiscal Year-End ($)(1)
                            Acquired on        Value
          Name              Exercise (#)    Realized ($)     Exercisable Unexercisable     Exercisable  Unexercisable
---------------------------------------------------------------------------------------------------------------------
Norman L. Phelps                 --           $  --             103,900      92,800         $      --    $        --
---------------------------------------------------------------------------------------------------------------------
Ronald R. Nabors                 --              --              56,200       33,500               --             --
---------------------------------------------------------------------------------------------------------------------
John N. Nelli                    --              --             156,250       50,850               --             --
---------------------------------------------------------------------------------------------------------------------
John E. Charnovich (2)           --              --              12,500       37,500               --             --
---------------------------------------------------------------------------------------------------------------------
Steven F. Kuekes (3)             --              --             360,000       14,000               --             --
---------------------------------------------------------------------------------------------------------------------

(1) Value is calculated using the difference between the option exercise price and the year-end stock price, multiplied by the number of shares subject to an option. The year-end stock price used was $0.30 for each share of our common stock.

(2) Mr. Charnovich served as senior vice president and chief information officer from May 28, 2002 until his termination on October 3, 2003.

(3) Mr. Kuekes resigned as senior vice president and chief technology officer and as a member of the board effective May 28, 2002.

Severance and Change-in-Control Arrangements

Each of our named executive officers is employed "at will" by Tangram, and we do not have any employment contracts with any of them. We have, however, entered into severance agreements with each of our named executive officers. In addition, we have entered into a change in control agreement with Messrs. Nabors and Charnovich. These agreements entitle each named executive officer to certain severance benefits upon, and restrict each named executive officer from competing with Tangram for a certain period of time after, the termination of his employment in certain circumstances. The material terms and conditions of these agreements are described below.

Norman L. Phelps. Mr. Phelps will become entitled to severance benefits if he
(i) is terminated by Tangram for any reason other than death, physical or mental incapacity or cause or (ii) resigns within six months after any material adverse change in his duties or responsibilities, the occurrence of a change in control or a reduction in any component of his compensation package. Mr. Phelps' severance package includes 12 months' salary, a prorated bonus for the year in which his employment is terminated and continued benefits for 12 months after his termination date, including medical, life insurance in the amount of $320,000, accidental death and dismemberment, long-term care, long-term disability, flexible spending account and 401(k) (including employer matching contributions). In addition, if Mr. Phelps terminates his employment within six months after a change in control, then all unvested stock options held by Mr. Phelps as of his termination date become fully vested. If Mr. Phelps' employment with Tangram is terminated and he becomes entitled to severance benefits, then he may not engage in direct competition with any business conducted by Tangram for a period of 12 months after his termination date.

Pursuant to a December 16, 2002 amendment to Mr. Phelps' original severance agreement, if the Company does


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not achieve certain revenue levels by June 30, 2003, the board of directors may elect to terminate Mr. Phelps' employment, in which event Mr. Phelps' severance package shall consist only of six months' salary. The Company met its June 30, 2003 revenue requirements as required in the December 16, 2002 amendment. Furthermore, if the Company does not achieve its revenue targets by December 31, 2003, the board of directors may elect to either:

     o terminate Mr. Phelps' employment, in which event Mr. Phelps shall not be entitled to receive any severance payments; or
     o reduce Mr. Phelps' base salary by 20%, in which event Mr. Phelps shall waive his right to receive any severance payments in the event he resigns within six months due to a material adverse change in his duties or responsibilities.

John N. Nelli. Mr. Nelli will become entitled to severance benefits if he (i) is terminated by Tangram for any reason other than death, physical or mental incapacity or cause or (ii) resigns within six months after any material adverse change in his duties or responsibilities, the occurrence of a change in control or a reduction in any component of his compensation package. Mr. Nelli's severance package includes 12 months' salary, a prorated bonus for the year in which his employment is terminated and continued benefits for 12 months after his termination date, including medical and life insurance. In addition, upon the occurrence of a change in control meeting certain criteria, Mr. Nelli may be entitled to a lump sum payment from Tangram equal to the product of (A) up to $2.00 per share multiplied by (B) the number of shares of common stock issuable upon the exercise of 100,000 stock options held by Mr. Nelli on the date that the change in control occurs. If Mr. Nelli's employment with Tangram is terminated and he becomes entitled to severance benefits, then he may not engage in direct competition with any business conducted by Tangram for a period of 12 months after his termination date.

Ronald R. Nabors. Mr. Nabors will become entitled to severance benefits if he
(i) is terminated by Tangram for any reason other than death, physical or mental incapacity or cause, (ii) is terminated by Tangram as a result of a change in control or (iii) resigns within six months after a change in control that resulted in either his place of employment being relocated to more than 50 miles from Cary, North Carolina or his base annual salary being reduced by more than 30%. Mr. Nabors' severance package includes 12 months' salary, a prorated bonus for the year in which his employment is terminated and continued benefits for 12 months after his termination date, including medical and life insurance. In addition, if Mr. Nabors' termination is related to a change in control, then all unvested stock options held by Mr. Nabors as of his termination date become fully vested. If Mr. Nabors' employment with Tangram is terminated and he becomes entitled to severance benefits, then he may not engage in direct competition with any business conducted by Tangram for a period of 12 months after his termination date.

John E. Charnovich. In October 2003, we terminated the employment of Mr. Charnovich as senior vice president and chief information officer. As part of his employment agreement, we are obligated to provide Mr. Charnovich health and dental benefits for up to nine months and continuation of Mr. Charnovich's 2003 base salary through July 2, 2004.

Steven F. Kuekes. In October 1993, we entered into a severance and non-competition agreement with Mr. Kuekes that provided for continued health and dental benefits for up to one year and severance payments equal to one year of his base salary upon termination of employment for any reason other than cause or voluntary termination. We may, at our discretion, provide these benefits upon termination for cause or voluntary termination. On May 28, 2002, Mr. Kuekes resigned and the board exercised its option to grant the benefits provided under the severance and non-competition agreement with Mr. Kuekes.


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                          REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

The primary function of our committee is oversight of the company's financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual financial statements. The board, in its business judgment, has determined that our members are "independent," as defined in Rule 4200(a)(14) of the NASD's listing standards, other than Mr. David P. Kennealy (who is the sole shareholder of Aisling Management Services, Ltd., the ultimate parent entity of TBBH Investments Europe
AG); the Board has made the determination that it is in the best interests of the company and its shareholders that Mr. Kennealy continue to serve as a member of the Audit Committee even though he may not be considered an independent director. Our committee is composed of five directors and operates under a written charter adopted and approved by our board. We review the adequacy of the charter at least annually. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts in either of those fields or in auditor independence.

In carrying out our responsibilities, we look to management and the independent auditors. Management is responsible for the preparation, presentation and integrity of the company's financial statements, the financial reporting process and internal controls. The independent auditors are responsible for auditing the company's annual financial statements in accordance with generally accepted auditing standards and expressing an opinion as to the statements' conformity with generally accepted accounting principles. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent public accountants.

In performance of our oversight function, we held seven meetings during fiscal 2002. The meetings were designed primarily to assure clear and responsible reporting of the company's activities to facilitate and encourage communication among the committee, management, and the company's independent auditors, Ernst & Young LLP ("E&Y"). We have reviewed and discussed the financial statements with management and the independent auditors. Management and E&Y told us that the company's financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed with E&Y matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.

We have also discussed with E&Y their independence from the company and management, including the matters in Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and received the letter and written disclosures from E&Y to us pursuant to Standard No. 1. We considered whether other non-audit services provided by E&Y to the company are compatible with maintaining the auditors' independence.

We discussed with E&Y the overall scope and plan for their audit. We met with E&Y, with and without management present, to discuss the results of their examination, their evaluation of the company's internal controls, and the overall quality of the company's financial reporting.

Based on the reviews and discussions referred to above, in reliance on management and E&Y, and subject to the limitations of our role, we recommended to the board, and the board has approved, the inclusion of the audited financial statements in the company's annual report on Form 10-K for the year ended December 31, 2002, for filing with the SEC.


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

We have also recommended to the board, and the board has appointed, E&Y to audit the company's financial statements for 2003, subject to shareholder ratification of that appointment.

Submitted by the Audit Committee:

Carl G. Sempier, Chairman
David P. Kennealy (1)
John F. Owens
Frank P. Slattery, Jr. (2)
Carl Wilson (3)

Date:  November 18, 2003

* The foregoing report of the Audit Committee is not to be deemed "soliciting material" or deemed to be "filed" with the SEC (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

(1)  Mr. Kennealy joined the committee effective September 12, 2002.
(2)  Mr. Slattery joined the committee effective July 15, 2002.
(3) Mr. Wilson, who is not standing for re-election, will serve as a member of this committee until the annual meeting.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The ratification of appointment of Ernst & Young LLP, although not required, is submitted to the shareholders because the board believes it to be good corporate governance. Ernst & Young LLP fees for services provided to the company for the last fiscal year are in the table below. If the shareholders fail to ratify the appointment, the board will review the matter. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

             ----------------------------------------------------
                  Ernst & Young Fees         Last Fiscal Year
             ----------------------------------------------------

             ----------------------------------------------------
             Audit Fees (1)                      $ 87,000
             ----------------------------------------------------
             Financial Information
             Systems Design
             & Implementation Fees                 --
             ----------------------------------------------------
             All Other Fees (2)                  $ 4,080
             ----------------------------------------------------

(1) Includes the aggregate fees billed to us for professional services rendered in connection with the audit of our financial statements included in our Annual Report on Form 10-K for the fiscal year 2002, as well as review of our financial statement included in our Quarterly Reports on Form 10-Q during 2002 (excluding expenses reimbursed by us).
(2) Includes services provided principally for assistance with services related to accounting treatment matters. The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of the company's auditors.

The Board unanimously recommends a vote FOR the ratification of appointment of Ernst & Young LLP as independent auditors in 2003.


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

Annual Report on Form 10-K

We have provided without charge to each person to whom this Proxy Statement has been delivered a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including the financial statements and financial statement schedules and a list of all exhibits to the Form 10-K. A list of exhibits to the Form 10-K, showing the cost of each exhibit will be delivered upon the written request of any person to whom this Proxy Statement and the Form 10-K have been delivered, and a copy of any of the exhibits will be provided upon the written request of such person and upon payment of the charge noted on the list. Requests should be directed to Tangram Enterprise Solutions, Inc., 11000 Regency Parkway, Suite 301, Cary, North Carolina 27511, Attention: Chief Financial Officer.

Other Matters

The Board is not aware of any matters to be presented for action at the meeting other than as set forth herein. However, if any other matters properly come before the meeting or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.


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                                                                              23

                     [TANGRAM(R) ENTERPRISE SOLUTIONS LOGO]

                     [TANGRAM(R) ENTERPRISE SOLUTIONS LOGO]
                        11000 Regency Parkway, Suite 301
                           Cary, North Carolina 27511
                                 (919) 653-6000
                         Toll-Free Number (800) 4TANGRAM
         For more information about Tangram, please visit our website at
                                www.tangram.com

--------------------------------------------------------------------------------
          Directions to Marriott Courtyard - MacGregor Park - Cary, NC
--------------------------------------------------------------------------------
From Virginia and points North on I-85

From I-85 take exit 218 onto US 1 South. As you approach Raleigh, US 1 merges with the I-440 beltline around Raleigh--take the entrance ramp onto the I-440 "outer" beltline and follow it and US 1 around Raleigh until I-440 and US 1 separate. Follow US 1 South past the Cary Parkway and take exit 98B onto US-64 West. Take the first left onto Edinburg Drive. Marriott Courtyard is on your right (102 Edinburg Drive, Cary, NC 27511, phone 919-481-9666).
--------------------------------------------------------------------------------
From Virginia and points North on I-95

From I-95 take exit 138 onto US 64 West. As you approach Raleigh, US 64 merges with the I-440 beltline around Raleigh--take the entrance ramp onto the I-440 "inner" beltline and follow it and US 64 around Raleigh to exit 293A, exit 293A onto US 1 South. Follow US 1 South past the Cary Parkway and take 98B onto US-64 West. Take the first left onto Edinburg Drive. Marriott Courtyard is on your right (102 Edinburg Drive, Cary, NC 27511, phone 919-481-9666).

(Note: an alternate "all interstate" route is to continue South on I-95 and take exit 81 onto I-40 West toward Raleigh, NC, then use the instructions for I-40 below.)
--------------------------------------------------------------------------------
From Charlotte, NC, and points South      From South Carolina and points South
on I-85                                   on I-95

Follow I-85 North and merge with I-40     From I-95 take exit 81 (near Benson,
East in Greensboro, NC, then use the      NC) onto I-40 West toward Raleigh, NC,
instructions for I-40 below.              then use the instructions for I-40
                                          below.
--------------------------------------------------------------------------------
From all points East and West on I-40

Follow I-40 to Raleigh and take exit 293A onto US 1 South. Follow US 1 South past the Cary Parkway and take exit 98B onto US-64 West. Take the first left onto Edinburg Drive. Marriott Courtyard is on your right (102 Edinburg Drive, Cary, NC 27511, phone 919-481-9666).
--------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR proposal 1 and 2.

                                                                            Please Mark      |  |
                                                                            Here for         |__|
                                                                            Address Change
                                                                            or Comments
                                                                            SEE REVERSE SIDE




ELECTION OF DIRECTORS
Nominees:

                                                      2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG
   01 Christopher J. Davis   05 John F. Owens            LLP AS INDEPENDENT AUDITORS IN 2003

   02 Norman L. Phelps       06 Carl G. Sempier

   03 Jonathan Costello      07 Frank P. Slattery, Jr.            FOR   AGAINST   ABSTAIN

   04 David P. Kennealy                                           |_|     |_|       |_|

                        WITHHELD
       FOR               FOR ALL
       |_|                 |_|


To withhold authority to vote for any
individual nominee while voting for the
remainder, strike a line through the nominee's name on the list.


Signature(s)_________________________________                               Date______________________________

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. If shares are jointly owned, you must both sign.
Include your full title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

PROXY

                       TANGRAM ENTERPRISE SOLUTIONS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

When you sign and return this proxy card, you

     o appoint Norman L. Phelps and John N. Nelli, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on December 10, 2003, and at any adjournments of that meeting,

     o authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

     o    revoke any previous proxies you may have signed.

if you do not indicate how you wish to vote, the proxies will vote for all nominees to the board of directors, for the ratification of appointment of ernst & Young LLP as independent auditors in 2003 and as they may determine, in their discretion, with regard to any other matter properly presented at the meeting.

          PLEASE MARK, SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE

                AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^






                          Your Proxy vote is important,
                  regardless of the number of shares you own.

            Whether or not you plan to attend the meeting in person, please complete, date and sign the above Proxy card and return it without delay in the enclosed envelope.



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